Exhibit 10.1

SALE AND PURCHASE AGREEMENT

BY AND BETWEEN

GE MONEY BANK

AND

MONOGRAM CREDIT SERVICES, LLC, as Sellers

AND

FDS BANK, as Purchaser

_______________________________

Dated as of April 4, 2006
_______________________________

SALE AND PURCHASE AGREEMENT

    This Sale and Purchase Agreement is made and entered into as of the fourth day of April, 2006 by and between GE Money Bank, a federally chartered savings bank ("Bank") and Monogram Credit Services, LLC, a Delaware limited liability company ("Monogram", and together with Bank, the "Sellers" and each a "Seller") and FDS Bank, a federally chartered stock savings bank (the "Purchaser").

WITNESSETH

    A.    Federated Department Stores, Inc., FDS National Bank, Macy's East, Inc., Macy's West, Inc., Bullock's, Inc., Broadway Stores, Inc., FACS Group, Inc., and MSS-Delaware, Inc. (collectively, "FDS") and Bank (formerly known as GE Capital Consumer Card Co.) are parties to the Amended and Restated Credit Card Program Agreement, dated as of June 4, 1996 (as it may have been amended from time to time, the "Existing Program Agreement").

    B.    The Existing Program Agreement will terminate on April 30, 2006 pursuant to Section 11.1(a) thereof, and under Section 11.6(a) of the Existing Program Agreement, FDS has certain rights, exercisable by delivery of written notice to Bank, to purchase the GE/Macy's Accounts and the Receivables simultaneously with the expiration of the Existing Program Agreement.

    C.    FDS has so exercised its purchase right pursuant to a written notice delivered to Bank on July 12, 2005.

    D.    Sellers desire to sell, and Purchaser desires to purchase, subject to and on the terms set forth herein, the right, title and interest of Sellers in and to the Acquired Assets (as defined below).

    E.    Sellers and Purchaser hereby agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions. Except as otherwise specifically indicated, the following terms shall have the meanings specified herein.

      "Acquired Assets" shall have the meaning specified in Section 2.1(a).

      "Affiliate" shall mean, with respect to any Person, corporation or entity, any other Person, corporation or entity that directly or indirectly controls, is controlled by or is under common control with, such Person, corporation or entity.

      "Agreement" shall mean this Sale and Purchase Agreement, as it may be amended from time to time.

      "Amended and Restated Commercial Accounts Agreement" shall have the meaning assigned to such term in the Existing Program Agreement.

      "Amended and Restated GE Capital Guaranty" shall have the meaning assigned to such term in the Existing Program Agreement.

      "Amended and Restated Trademark Agreement" shall have the meaning assigned to such term in the Existing Program Agreement.

      "Assignment and Assumption Agreement" shall have the meaning specified in Section 3.2.

      "Assumed Liabilities" shall have the meaning specified in Section 2.2.

      "Business Day" shall mean each day other than Saturday, Sunday or a day on which any party to this Agreement is closed for business to the extent required by Law.

      "Closing" shall have the meaning specified in Section 3.1.

      "Closing Date" shall have the meaning specified in Section 3.1.

      "Credit Card Marks" shall mean Sellers' names and any such trademarks and service marks of Sellers used by Sellers in connection with the GE/Macy's Accounts.

      "Cut-Off Time" shall mean 11:59 p.m. New York City time on the day immediately preceding the Closing Date; provided, however, for the avoidance of doubt, that debit and credit transactions initiated on GE/Macy's Accounts prior to 11:59 p.m. New York City time on the day immediately preceding the Closing Date but which are still in process after such time shall be included in the Acquired Assets and Assumed Liabilities.

      "Estimated Purchase Price" shall have the meaning specified in Section 3.3.

      "Existing Program Agreement" shall have the meaning specified in the Recitals.

      "Face Amount" means, collectively, "Face Amount" as defined in the Existing Program Agreement and "Face Amount" as defined in the Amended and Restated Commercial Accounts Agreement.

      "FACS Services Agreement" shall have the meaning assigned to such term in the Existing Program Agreement.

      "FDS" shall have the meaning specified in the Preamble hereof.

      "FDS Guaranty" shall have the meaning assigned to such term in the Existing Program Agreement.

      "FDS Marks" mean Purchaser's and its Affiliate's names and any such trademarks and service marks of Purchaser and its Affiliates used by Sellers in connection with the GE/Macy's Accounts.

      "Final Purchase Price" shall have the meaning specified in Section 3.6.

      "GE/Macy's Account" means, collectively, "GE/Macy's Account" as defined in the Existing Program Agreement and "GE/Macy's Commercial Account" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE/Macy's Account Balances" means, collectively, the "GE/Macy's Account Balances" as defined in the Existing Program Agreement and the "Commercial Account Balances" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE/Macy's Account Debtor" means, collectively, "GE/Macy's Account Debtor" as defined in the Existing Program Agreement and "Commercial Account Debtor" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE/Macy's Account Debtor List" means, collectively, "GE/Macy's Account Debtor List" as defined in the Existing Program Agreement and "Commercial Account Debtor List" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE/Macy's Account Documentation" means, collectively, "GE/Macy's Account Documentation" as defined in the Existing Program Agreement and "GE/Macy's Commercial Account Documentation" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE/Macy's Credit Card" means, collectively, "GE/Macy's Credit Card" as defined in the Existing Program Agreement and "Commercial Credit Card" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE/Macy's Credit Card Documentation" means, collectively, "GE/Macy's Credit Card Documentation" as defined in the Existing Program Agreement and "Commercial Credit Card Documentation" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE/Macy's Receivables" means, collectively, "GE/Macy's Receivables" as defined in the Existing Program Agreement and "GE/Macy's Commercial Receivables" as defined in the Amended and Restated Commercial Accounts Agreement.

      "GE Capital Services Agreement" shall have the meaning assigned to such term in the Existing Program Agreement.

      "GE Capital/GE Bank Services Agreement" shall have the meaning assigned to such term in the Existing Program Agreement.

      "Governmental Authority" shall mean any governmental or regulatory authority court, agency, commission, body or other governmental entity.

      "Law" shall mean any statute, law, ordinance, rule, order, decree, permit, license or regulation of any Governmental Authority.

      "Net Book Value" shall have the meaning assigned to such term in the Existing Program Agreement; provided, however, to the extent capitalized terms used in such definition of Net Book Value are defined in this Agreement, the capitalized terms used in such definition of Net Book Value shall have meanings ascribed to such capitalized terms in this Agreement.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, trust, association, corporation, institution, entity, unincorporated organization or Governmental Authority.

      "Post-Closing Tax Period" means any Tax period beginning on or after the Closing Date and the portion of any Straddle period beginning on the Closing Date.

      "Pre-Closing Tax Period" means any Tax period ending before the Closing Date and the portion of any Straddle Period ending on the date preceding the Closing Date.

      "Prime Rate" means, on the date of determination, the highest bank prime loan rate reported in the "Money Rates" section of The Wall Street Journal (or, if such publication is discontinued, such other publication of similar type as agreed to by Purchaser and Sellers) as the "Prime Rate" on such date, whether or not such rate is ever actually charged or paid by any Person.

      "Purchase Price" shall have the meaning specified in Section 2.3.

      "Purchase Price Audit Period" shall have the meaning specified in Section 3.5.

      "Purchase Price Dispute Notice" shall have the meaning specified in Section 3.5.

      "Purchaser Material Adverse Effect" shall have the meaning specified in Section 4.2(c).

      "Purchaser" shall have the meaning specified in the Preamble hereof.

      "Related Agreements" means the Existing Program Agreement, the Amended and Restated Commercial Accounts Agreement, the Amended and Restated GE Capital Guaranty, the Amended and Restated Trademark Agreement, the FACS Services Agreement, the FDS Guaranty, the GE Capital Services Agreement and the GE Capital/GE Bank Services Agreement.

      "Sellers" shall have the meaning specified in the Preamble hereof.

      "Straddle Period" means any Tax period that begins before and ends after the Closing Date.

      "Tax" (and, with correlative meaning, "Taxes") shall mean any net income, gross income, gross receipts, windfall profit, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, goods and services, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, additional tax or additional amount imposed by any Governmental Authority of any country or any jurisdiction thereof.

        1.2    Construction. Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The words "hereof," "herein," and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

ARTICLE 2

PURCHASE AND SALE OF ACQUIRED ASSETS

        2.1    Acquired Assets. On the Closing Date, Purchaser shall purchase from Sellers, and Sellers shall sell, convey, assign and transfer to Purchaser good and valid right, title and interest in, to and under, free and clear of any lien, pledge, security interest, securitization, participation, or other encumbrance of any kind, the following assets (the "Acquired Assets"): (i) the GE/Macy's Accounts as of the Cut-Off Time; (ii) the GE/Macy's Receivables as of the Cut-Off Time; (iii) the GE/Macy's Account Documentation; (iv) the GE/Macy's Credit Card Documentation; (v) the GE/Macy's Account Debtor List; and (vi) all of Sellers' other records and documentation relating solely to the GE/Macy's Accounts.

        2.2    Assumed Liabilities. Without limiting the indemnification provisions of the Existing Program Agreement or the Amended and Restated Commercial Accounts Agreement (which shall survive termination of such agreements to the extent provided therein), from and after the Cut-off Time, Purchaser shall assume and pay, perform and discharge, all liabilities and obligations relating to, or arising from, the Acquired Assets after the Cut-off Time in respect of periods after the Cut-Off Time (all such obligations and liabilities being the "Assumed Liabilities").

        2.3    Purchase Price. The aggregate purchase price to be paid by Purchaser for the Acquired Assets shall be an amount determined in accordance with Schedule 2.3 hereto (the "Purchase Price").

        2.4    Use of Name and Trademarks.

        Purchaser agrees not to issue any new or replacement credit cards bearing any of the Credit Card Marks. Reasonably promptly after the Closing, Purchaser will deliver written notice to all GE/Macy's Account Debtors who are purchase active as of the Closing, in form and substance reasonably satisfactory to Sellers, that the GE/Macy's Accounts have been purchased by Purchaser and that Bank is no longer the creditor thereunder. Within Purchaser's 2006 fiscal year, Purchaser will deliver written notice to all GE/Macy's Account Debtors who were active within the 12 month period prior to the date of mailing of such notice, in form and substance reasonably satisfactory to Sellers, that the GE/Macy's Accounts have been purchased by Purchaser and that Bank is no longer the creditor thereunder.

        It is expressly agreed that Purchaser is not purchasing or acquiring any right, title or interest in the Credit Card Marks and Purchaser shall not have any rights to use the Credit Card Marks after the Closing Date, except that (i) subject to Section 2.4(a), the Credit Card Marks may continue to appear on the GE/Macy's Credit Cards following the Closing Date, (ii) Purchaser and Department Stores National Bank may refer to Sellers' names included in the Credit Card Marks after the Closing Date in the ordinary course of Purchaser's or Department Stores National Bank's business solely to make reference to the Sellers as prior creditors, and (iii) through and including July 31, 2006, Purchaser may use and permit Department Stores National Bank to use credit applications containing the Credit Card Marks. In the event a third party claim with respect to periods after the Cut-off Time is made against Sellers or any of their respective affiliates, officers, directors, employees, agents and representatives, and the successors and assigns of any of the foregoing (the "Indemnified Parties") as a result of the use of the Credit Card Marks after the Closing Date as contemplated by this Section 2.4(b), Purchaser will indemnify, defend and hold harmless the Indemnified Parties from and against all losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses) resulting from such claim.

        Sellers shall not have any rights to use the FDS Marks after the Closing Date.
        2.5    Certain Transition Matters. Purchaser and Sellers agree that commencing on March 1, 2006, there will be a gradual transition of payments through the March and April time frame. Outgoing statements starting on a date in March selected by Purchaser will have the new Citibank, N.A. remittance address. As a condition to the effectiveness of the foregoing, (i) Sellers shall be provided with reasonably complete and accurate real time view-only access to all information regarding such remittances (e.g., amount, account information, etc.) during such time frame and (ii) Sellers shall have the right to reduce any daily settlement amounts payable pursuant to Section 3.1(c) of the Existing Program Agreement and Section 3.1(c) of the Amended and Restated Commercial Accounts Agreement by the aggregate amount of any such remittances directed to Citibank. To the extent that on a given Business Day the amount equal to (i) remittances directed to Citibank minus (ii) the aggregate amount of payments that do not clear exceeds the daily settlement amount payable to the Purchaser pursuant to Section 3.1(c) of the Existing Program Agreement and Section 3.1(c) of the Amended and Restated Commercial Accounts Agreement for such Business Day, the Purchaser shall pay the Sellers an amount equal to such excess by wire transfer of immediately available funds on the subsequent Business Day. Without limiting the generality of the foregoing, Purchaser shall pay to Sellers promptly following receipt of an invoice, an amount in immediately available funds to compensate Sellers for costs and expenses in connection with the accommodation described in this Section 2.5. Such amount shall be calculated in accordance with Schedule 2.5 hereto.

        2.6    Termination of Related Agreements. Notwithstanding anything in the Related Agreements to the contrary, as of the Closing Date, all Related Agreements shall automatically terminate and be of no further force and effect, except to the extent the applicable Related Agreements expressly provide that any terms and conditions survive termination thereof, in which case such terms and conditions shall so survive termination.

        2.7    Allocation of Purchase Price. The Purchase Price, together with any Assumed Liability or other amount properly taken into account, shall be allocated for Tax purposes in the manner set forth on Schedule 2.7. Purchaser and Sellers shall timely complete IRS Form 8594 consistent with such allocation. None of Purchaser or Sellers shall file any Tax return, or assert or maintain any position, in a judicial or administrative proceeding that is inconsistent with such allocation.

ARTICLE 3

THE CLOSING

        3.1    The Closing. Subject to the satisfaction or waiver of all conditions set forth in Article 6, the closing of the transactions contemplated hereby (the "Closing") shall be held on May 1, 2006 at the offices of Fried, Frank, Harris, Shriver and Jacobson LLP, One New York Plaza, New York, New York, or at such other time, place and manner (including via facsimile) as may be mutually agreed to by the parties hereto (May 1, 2006, or such other mutually agreed date, being referred to herein as the "Closing Date").

        3.2    Documents and Certificates. At the Closing, Sellers and Purchaser shall execute and deliver (i) an Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto (the "Assignment and Assumption Agreement"), dated the Closing Date, and (ii) all such additional instruments, documents or certificates as may be reasonably requested by the other party for the consummation at the Closing of the transactions contemplated by this Agreement.

        3.3    Purchase Price Estimate. Sellers shall deliver to Purchaser, not less than five Business Days prior to the Closing Date, a written statement setting forth in reasonable detail Sellers' good faith estimate of the Purchase Price (the amount of such estimate, the "Estimated Purchase Price") and the calculation thereof.

        3.4    Payments on the Closing Date.

        At the Closing Purchaser shall pay Sellers an amount equal to the Estimated Purchase Price, which shall be allocated between Sellers as Sellers shall determine.

        Subject to the terms and conditions of this Agreement, payment to Sellers on the Closing Date shall be initiated as early as practicable on the Closing Date and, in any event, prior to 3:00 p.m. New York time on the Closing Date, by wire transfer of immediately available funds to the account designated in writing by Sellers to Purchaser no later than two (2) Business Days prior to the Closing Date.
        3.5    Purchase Price Audit Period. For 20 Business Days after the Closing Date (the "Purchase Price Audit Period"), Purchaser shall, subject to the provisions of Section 12.1 of the Existing Program Agreement and Section 12.1 of the Amended and Restated Commercial Accounts Agreement, be permitted to have reasonable access, during normal business hours, with reasonable notice, in such a manner as to minimize interference with normal business operations, to examine the records, files and books of account of Sellers to the extent reasonably necessary to confirm the Estimated Purchase Price. If Purchaser does not deliver written notice to Sellers within five days after the end of the Purchase Price Audit Period which states that Purchaser objects to the Estimated Purchase Price, and setting forth in reasonable detail the basis for such objection (the "Purchase Price Dispute Notice"), the Estimated Purchase Price shall be deemed to have been accepted by Purchaser and shall be final and binding on the parties.

        3.6    Dispute Resolution. If Purchaser delivers to Buyer a Purchase Price Dispute Notice within five days of the end of the Purchase Price Audit Period, Purchaser and Sellers shall work together for a period of 10 days after Sellers' receipt of the Purchase Price Dispute Notice to attempt to reach agreement on the Purchase Price. If Purchaser and Sellers are unable to agree on the Purchase Price within such 10 day period, the dispute shall be resolved pursuant to the provisions of Section 9.9 of the Existing Program Agreement. The Purchase Price, as either agreed to (or deemed agreed to) by Purchaser and Sellers, or finalized pursuant to Section 9.9 of the Existing Program Agreement, shall be referred to as the "Final Purchase Price".

        3.7    Purchase Price Adjustments. If the Estimated Purchase Price paid by Purchaser exceeds the Final Purchase Price then Sellers shall pay Purchaser within two Business Days of the date the Purchase Price became the Final Purchase Price, an amount equal to such excess (plus interest on such excess at the Prime Rate, calculated from and including the Closing Date until but excluding the date of such settlement). If the Estimated Purchase Price paid by Purchaser is less than the amount of the Final Purchase Price then Purchaser shall pay Sellers within two Business Days of the date the Purchase Price became the Final Purchase Price, an amount equal to such deficiency (plus interest on such deficiency at the Prime Rate, calculated from and including the Closing Date until but excluding the date of such settlement).

        3.8    Power of Attorney. Effective upon the Closing and thereafter, Sellers hereby irrevocably name, constitute and appoint Purchaser and its respective officers, agents, employees and representatives its duly authorized attorney and agent with full power and authority to endorse in Sellers' names, any checks submitted as payments on the GE/Macy's Accounts.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

        4.1    Representations and Warranties of Sellers. Sellers hereby represent and warrant to Purchaser as follows:

        Organization. Sellers are validly existing and in good standing under the Laws of their respective jurisdiction of organization.

        Capacity; Authority; Validity. Sellers have all necessary corporate power and authority to enter into this Agreement and the Assignment and Assumption Agreement and to perform all of the obligations to be performed by either of them under this Agreement and the Assignment and Assumption Agreement. This Agreement and the Assignment and Assumption Agreement and the consummation by Sellers of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Sellers, and this Agreement has been duly executed and delivered by Sellers. This Agreement constitutes, and the Assignment and Assumption Agreement, when executed by Sellers, will constitute, the valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C. Section 1821(d) and (e) and other Laws relating to or affecting creditors' rights generally and by general equity principles).

        Conflicts; Defaults. Neither the execution and delivery of this Agreement and the Assignment and Assumption Agreement by Sellers, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate the articles of incorporation or bylaws or any other equivalent organizational document of either Seller or (ii) require any consent, approval, authorization or filing under any Law applicable to Sellers with any Governmental Authority other than the Office of Thrift Supervision. Sellers are not subject to any agreement with any regulatory authority which would prevent, impair or delay the consummation by Sellers of the transactions contemplated by this Agreement and the Assignment and Assumption Agreement. No receiver or conservator has been appointed for either Seller nor has any proceeding been instituted or, to the best knowledge of Sellers, threatened for such appointment.

        Title to Acquired Assets. Sellers shall, as of the Closing, have good and valid title to the Acquired Assets free and clear of any lien, pledge, security interest, securitization, participation, or other encumbrance of any kind in or on the Acquired Assets.

        Finders or Brokers. Sellers have not agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Purchaser for any brokerage commission or finder's fee or like payment.

        Powers of Attorney. Other than as provided in Section 3.8 and the Related Documents, no Person has any power of attorney to act on behalf of Sellers in connection with the Acquired Assets.

        No Other Representations. Sellers acknowledge and agree that Purchaser make no representation or warranty, express or implied, with respect to the Acquired Assets or the transactions contemplated hereby other than as expressly set forth in Section 4.2.

        4.2    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Sellers as follows:

        Organization. Purchaser is validly existing and in good standing under the Laws of its jurisdiction of organization.

        Capacity; Authority; Validity. Purchaser has all necessary corporate power and authority to enter into this Agreement and the Assignment and Assumption Agreement and to perform all of the obligations to be performed by it under this Agreement and the Assignment and Assumption Agreement. This Agreement and the Assignment and Assumption Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes, and the Assignment and Assumption Agreement, when executed by Purchaser, will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C. Section 1821(d) and (e) and other Laws relating to or affecting creditors' rights generally and by general equity principles).

        Conflicts; Defaults. Neither the execution and delivery of this Agreement and the Assignment and Assumption Agreement by Purchaser nor the consummation of the transactions contemplated hereby or thereby by Purchaser will (i) violate the articles of incorporation or bylaws or any other equivalent organizational document of Purchaser or (ii) require any consent, approval, authorization or filing under any Law applicable to Purchaser with any Governmental Authority other than the Office of Thrift Supervision (other than those that would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby). Purchaser is not subject to any agreement or understanding with any regulatory authority which would prevent, impair or delay the consummation by Purchaser of the transactions contemplated by this Agreement and the Assignment and Assumption Agreement. No receiver or conservator has been appointed for Purchaser nor has any proceeding been instituted or, to the best knowledge of Purchaser, threatened for such appointment.

        Finders or Brokers. Purchaser has not agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Sellers for any brokerage commission or finder's fee or like payment.

        Source of Funding. On the Closing Date, Purchaser will have the necessary sources of funding to complete the transactions contemplated in this Agreement in accordance with the terms hereof.

        No Other Representations. Purchaser acknowledges and agrees that Sellers make no representation or warranty, express or implied, with respect to the Acquired Assets or the transactions contemplated hereby other than as expressly set forth in Section 4.1.

ARTICLE 5

CERTAIN COVENANTS

        5.1    Mutual Covenants and Agreements. Each of the parties hereto covenants and agrees that:

        Cooperation. It shall cooperate with the other parties hereto in furnishing any information or performing any action reasonably requested by those parties which information or action is reasonably necessary for the consummation of the transactions contemplated by this Agreement.

        Confidentiality. Without limiting Section 8.12, all information provided by the parties hereto to one another pursuant to this Agreement (except for any such information that is included in the Acquired Assets) and the terms and conditions of this Agreement set forth in the Schedules hereto shall be deemed to be confidential, and will not disclosed by a party without the express approval of the other party, except to the extent required by Law.

        Advice on Changes. Between the date hereof and the Closing Date, each party shall as promptly as reasonably practicable advise the other of any fact known to it which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations of such party contained herein untrue in any material respect.

        Misdirected Funds. Sellers agree that, for 90 days after the Closing Date, they will forward or remit to Purchaser any payment or the amount of any payment, as the case may be, on any Acquired Asset received by Sellers after the Closing Date (in the case of a remittance, net of any amount previously remitted representing a check returned for insufficient funds, a stop-payment or any amount required to be refunded by Sellers to or on behalf of the GE/Macy's Account Debtor on such GE/Macy's Account, to the extent such amount has not been previously remitted or refunded), and will promptly forward any other document pertaining to any Acquired Asset received from or on behalf of a GE/Macy's Account Debtor after the Closing Date. Sellers shall forward or remit such payment or amount within five (5) business days after Sellers' receipt thereof through its normal remittance channels. After 90 days after the Closing Date, Sellers will, at their sole option, (i) forward or remit to Purchaser any payment or the amount of any payment and do other actions in the same manner as prescribed the first two sentences of this Section 5.1(d) or (ii) return any payments and other documents relating to any GE/Macy's Account received thereafter back to sender. Reasonably promptly following the Closing, Sellers shall instruct the United States Postal Service to forward all mail addressed to the post office boxes used solely in connection with the Existing Program Agreement and the Amended and Restated Commercial Accounts Agreement to an address to be specified by Purchaser.

        Further Assurances. Subject to the terms and conditions contained herein, each party to this Agreement shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable Laws (including furnishing any information) to consummate and make effective the transactions contemplated by this Agreement.

        5.2    Certain Covenants of Sellers. Sellers hereby agree with Purchaser as follows:
        Access. From the date of this Agreement and continuing until the Closing Date, Sellers shall continue to (i) permit Purchaser and its authorized representatives reasonable access, during reasonable hours, to GE/Macy's Account information in the possession of Sellers and (ii) cause their personnel and agents to provide Purchaser assistance in its preparation for the Closing, in each case in a manner substantially similar to the manner in which such access and assistance has been provided to Purchaser prior to the date of this Agreement; provided that Sellers shall not be obligated to provide such access and personnel to the extent that providing such access and/or personnel would be reasonably likely to have an adverse effect in any material respect on Sellers' ability to effect an appropriate conversion of the GE/Macy's Accounts.

        Responsibility for Taxes. Sellers shall report on their federal, state and local income Tax returns all income accrued up to (but not including) the Closing Date in respect of the GE/Macy's Accounts and GE/Macy's Receivables, in accordance with Sellers' method of tax accounting, and Purchaser shall report on its federal, state and local income Tax returns all income accrued in respect to the GE/Macy's Accounts and GE/Macy's Receivables in respect of the Closing Date and thereafter. Except as otherwise provided in this Section 5.2(b), Purchaser shall not assume any liability for Taxes, imposed on or incurred by Sellers in connection with the Acquired Assets and Sellers shall be liable for and shall pay, and shall indemnify and hold Purchaser harmless from and against all such Taxes. Except as otherwise provided in this Section 5.2(b), Purchaser shall be liable for and shall pay, and shall indemnify and hold Sellers harmless from and against all Taxes imposed on or incurred by Purchasers in connection with the Acquired Assets. In the case of any Tax for any Straddle Period which is not imposed upon or measured by income or receipts (e.g., ad valorem taxes), Sellers shall be liable for and shall pay, and shall indemnify and hold Purchaser harmless for the amount of such Tax that is allocable to a Pre-Closing Tax Period and Purchaser shall be liable for and shall pay, and shall indemnify and hold Sellers harmless for the amount of such Tax which is allocable to the Post-Closing Period. The Tax in respect of a Straddle Period allocable to the Pre-Closing Period shall be the amount of Tax for the Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of such Tax period ending on the date preceding the Closing Date, and the denominator of which is the total number of days in the entire Tax period. The amount of such Tax that is allocable to a Post-Closing Tax Period shall be the amount of such Tax minus the amount of such Tax allocable to a Pre-Closing Tax Period. Sellers and Purchaser shall, to the extent permitted by applicable Law, prepare all Tax returns consistent with the proration of Taxes in this Section 5.2(b). Anything herein to the contrary notwithstanding, all sales and use taxes, real property transfer taxes, excise taxes, stamp, documentary, filing, recording, permit, license, or authorization duties or fees, and all similar Taxes, incurred or imposed in connection with the transactions contemplated by this Agreement, regardless of upon whom such Taxes are levied or imposed by Law, shall be borne and paid 100% by Purchaser. Sellers and Purchaser shall be entitled to any refund of any Taxes for which they are liable under this Section 5.2(b).

        GE/Macy's Account Documentation. Commencing on the Closing Date, the GE/Macy's Account Documentation and the GE/Macy's Credit Card Documentation shall be the property of Purchaser, provided that, subject to Section 5.1(a), Sellers may retain possession of such copies thereof solely as may be required to meet legal, regulatory, tax, accounting and auditing requirements. The GE/Macy's Account Documentation and the GE/Macy's Credit Card Documentation will be released by Sellers to Purchaser on the Closing Date. Any other records and documentation relating to any of the Acquired Assets or the Assumed Liabilities which Sellers cannot reasonably segment from books and records relating to the credit card accounts not being sold to Purchaser hereunder (which records and documentation Purchaser shall be allowed reasonable access to (and the right to make reasonable copies thereof at Purchaser's expense) and shall be retained by Sellers for at least the periods required by applicable Laws and if the Sellers wish to destroy any such books and records, Sellers shall first provide Purchaser the opportunity to take possession of same), Sellers will make such records and documentation available for delivery to or access by Purchaser as specified by Purchaser on the Closing Date or as soon thereafter as is reasonably practicable. To the extent Purchaser elects to have access to such records and documentation rather than delivery, Purchaser shall be allowed reasonable access to such records and documentation (and the right to make reasonable copies thereof at Purchaser's expense) and such records and documentation shall be retained by Sellers for at least the periods required by applicable Laws and if the Sellers wish to destroy any such records and documentation, Sellers shall first provide Purchaser the opportunity to take possession of same.

        Sales Tax Refunds. To the extent that Sellers have an obligation pursuant to the Existing Program Agreement or the Amended and Restated Commercial Accounts Agreement to pay to Purchaser any amounts with respect to sales tax refunds and interest thereon received by Sellers relating to periods prior to the Cut-off Time, Sellers' obligations in this regard shall continue after the Closing.

        5.3    Covenants of Purchaser. Purchaser hereby agrees with Sellers as follows:
        GE/Macy's Account Documentation. Purchaser shall retain the GE/Macy's Account Documentation and GE/Macy's Credit Card Documentation delivered and/or released to Purchaser for at least the periods required under applicable Laws and shall allow Sellers reasonable access to such GE/Macy's Account Documentation and GE/Macy's Credit Card Documentation and to other records and documentation purchased hereunder related to the Acquired Assets, and the right to make copies thereof, at Sellers' sole expense, at any reasonable time or shall provide, upon request, copies thereof, in the event any such GE/Macy's Account Documentation or GE/Macy's Credit Card Documentation or other records and documentation purchased hereunder are required by Sellers in connection with any actual or threatened claim or proceeding in which Sellers are involved, including, but not limited to, any financial reporting obligation, tax claim, legal claim, arbitration or accounting matter, or any other reasonable business requirement of Sellers.

        Conversion of GE/Macy's Accounts. From and after the Cut-off Time, Purchaser shall be solely responsible for completing all GE/Macy's Account adjustments whether related to business prior to or after the Cut-off Time, including, without limitation, credit balance refunds and late fee reductions. From and after the Cut-off Time, Sellers shall not be responsible for providing any services with respect to the Acquired Assets, notwithstanding any provision of the Related Documents.

        5.4    Treatment of Debt Cancellation and Credit Insurance Products.
        Debt Cancellation. The American Modern Home Insurance Company Contractual Liability Insurance Agreement and the American Modern Insurance Company Experience Refund Agreement (the "Experience Refund Agreement") will be treated as follows:

          Neither agreement will be transferred or assigned to Purchaser. However, following the Closing, American Modern's obligation to pay benefits and make experience refunds will continue with respect to periods prior to the Cut-off Time~~.~~; provided further that (x) Sellers will instruct American Modern to provide for Purchaser to receive all Debt Cancellation Product Net Revenue, including all amounts payable pursuant to the Experience Refund Agreement, directly from American Modern, and (y) Purchaser will provide promptly to Sellers supporting documentation relating to all such payments so received.

          Following the Closing, Purchaser shall promptly pay to Sellers, in immediately available funds, 50% of all Debt Cancellation Product Net Revenue from the Debt Cancellation Products, but only (x) with respect to periods prior to the Cut-off Time and (y) to the extent Purchaser has not previously paid to Sellers such share. The foregoing payment shall be calculated in the same manner as the parties have utilized during the term of the Existing Program Agreement with respect to sharing of Debt Cancellation Product Net Revenue.

          Following the Closing, Purchaser shall promptly pay to Sellers, in immediately available funds, 50% of all amounts received by Purchaser after the Cut-off Time pursuant to the Experience Refund Agreement with respect to periods prior to the Cut-off Time.

        Credit Insurance. Credit insurance provided by Assurant with respect to the GE/Macy's Accounts will be treated as follows:

          Following the Closing, all rights to reserves with respect to the GE/Macy's Accounts and all obligations for claims payable with respect to the GE/Macy's Accounts (whether such claims relate to periods prior to, on, or after the Closing) will be transferred with the GE/Macy's Accounts.

          Purchaser and Sellers shall work together with Assurant between the date hereof and the Closing to make any arrangements or agreements necessary to effect the provisions of this Section 5.4(b).

ARTICLE 6

CONDITIONS OF CLOSING

        6.1    Conditions Applicable to Purchaser. The obligation of Purchaser under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Purchaser) of all the following conditions as of the Closing Date:

        Assignment and Assumption Agreement. Sellers shall have executed and delivered to Purchaser an Assignment and Assumption Agreement, dated as of the Closing Date.

        Financing Statements. On or before the Closing Date, Sellers shall have executed and delivered to Purchaser financing statements prepared by Purchaser and reasonably acceptable to Sellers for jurisdictions as Purchaser reasonably requires.

        Performance of this Agreement. The covenants and agreements required by this Agreement to be complied with and performed by Sellers on or prior to the Closing shall have been complied with and performed in all material respects; and there shall have been delivered to Purchaser a certificate to such effect, dated the Closing Date, signed by an authorized officer of each Seller.

        Accuracy of Representations and Warranties. The representations and warranties of Sellers as set forth in Section 4.1 hereof shall be true and correct in all material respects except to the extent the failure to be so true and correct would not adversely affect the Acquired Assets or the ability of Sellers to complete the transactions contemplated herein, on the Closing Date as though made on the Closing Date; and there shall have been delivered to Purchaser a certificate to such effect, dated the Closing Date, signed by an authorized officer of each Seller.

        No Injunction. There shall not be in effect any injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

        OTS Approval. The approval of the Office of Thrift Supervision with respect to the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

        6.2    Conditions Applicable to Sellers. The obligation of Sellers under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Sellers) of all the following conditions as of the Closing Date.
        Assignment and Assumption Agreement. Purchaser shall have executed and delivered to Sellers an Assignment and Assumption Agreement, dated as of the Closing Date.

        Performance of this Agreement. The covenants and agreements required by this Agreement to be complied with and performed by Purchaser on or prior to the Closing shall have been complied with and performed by Purchaser in all material respects; and there shall have been delivered to Sellers a certificate to such effect, dated the Closing Date, signed by an authorized officer of Purchaser.

        Accuracy of Representations and Warranties. The representations and warranties of Purchaser as set forth in Section 4.2 hereof shall be true and correct in all material respects except to the extent the failure to be so true and correct would not adversely affect the ability of Purchaser to complete the transactions contemplated herein, on the Closing Date as though made on the Closing Date; and there shall have been delivered to Sellers a certificate to such effect, dated the Closing Date, signed by an authorized officer of Purchaser.

        No Injunction. There shall not be in effect any injunction restricting or prohibiting the consummation of the transactions contemplated hereby.

        Purchase Price. Purchaser shall have delivered to Sellers the Estimated Purchase Price.

        OTS Approval. The approval of the Office of Thrift Supervision with respect to the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

ARTICLE 7

TERMINATION

        7.1    Termination by Either Party. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated prior to the Closing by the mutual written consent of Sellers and Purchaser.

        7.2    Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article 7, all further obligations of Purchaser and Sellers under this Agreement (other than in Sections 5.1(b), 8.5 and 8.12 shall be terminated without further liability of any such party to the other, provided that nothing herein shall relieve any such party from liability for its breach of this Agreement.

ARTICLE 8

MISCELLANEOUS

        8.1    Notices. All notices and other communications by Purchaser or Sellers hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or to an overnight courier service, receipt requested, or sent via telecopy transmission, receipt requested, or when posted by the United States registered or certified mail, with postage prepaid, in the manner notices are to be addressed in the Existing Program Agreement.

        8.2    Assignment. None of the rights or obligations of any party under this Agreement shall be assigned or transferred by any party without the prior written approval of the other parties hereto, except that any party hereto may assign any of its rights hereunder to any of its Affiliates with the prior written consent of the other parties hereto, such consent not to be unreasonably withheld, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

        8.3    Entire Agreement. This Agreement (together with the Exhibits to this Agreement) constitutes the entire agreement between Sellers and Purchaser and supersedes any other agreement, whether written or oral, that may have been made or entered into by Sellers and Purchaser (or by any officer or officers of any of such parties) relating to the matters contemplated hereby.

        8.4    Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by Purchaser, on the one hand, and Sellers, on the other hand, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition or breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

        8.5    Expenses. Except as otherwise specified in this Agreement, the parties will each bear their own legal, accounting and other costs in connection with the transactions contemplated hereby, if any, which are imposed upon a party attributable to its activities hereunder.

        8.6    Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

        8.7    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal Laws of the State of New York excluding, to the greatest extent permissible by Law, any rule of Law that would cause the application of Laws of any jurisdiction other than the State of New York.

        8.8    Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of Law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.

        8.9    No Joint Venture. Nothing in this Agreement shall be deemed to create a partnership or joint venture between any of the parties hereto.

        8.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS PURSUANT HERETO.

        8.11    No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person other than Purchaser and Sellers.

        8.12    Public Announcements. Prior to or on the Closing Date, Purchaser and Sellers agree that they shall consult with each other before they or any of their respective Affiliates or agents issue any press releases or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby, and neither Purchaser nor Sellers, nor any Affiliate or agent of any of them, shall issue any such press release or make any such public statement prior to receiving express approval of the other parties except, in any case, as may be required by applicable Law, in which case such party shall consult with the other parties prior to such release or statement to the extent practicable. Except as required by Law, after the Closing, Purchaser and Sellers agree that before they or any of their respective Affiliates or agents issue any press releases or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby which include the name(s) of another party, such party shall receive the express approval of the other party.

    IN WITNESS WHEREOF, Sellers and Purchaser have caused this Agreement to be duly executed as of the date first above written.

GE MONEY BANK

By: /s/ Margaret M. Keane
Name: Margaret M. Keane
Title: Senior Vice President

MONOGRAM CREDIT SERVICES, LLC
By: General Electric Capital Corporation, member

By: /s/ Glenn P. Marino
Name: Glenn P.Marino
Title: President

FDS BANK

By: /s/ Teresa Huxel
Name: Teresa Huxel
Title: President and Chief Financial Officer

Agreed solely for purposes of Section 2.6:

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Margaret M. Keane
Name: Margaret M. Keane
Title: Senior Vice President

Agreed solely for purposes of Section 2.6:

FEDERATED DEPARTMENT STORES, INC.

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

FDS BANK

By: /s/ Teresa Huxel
Name: Teresa Huxel
Title: President and Chief Financial Officer

FEDERATED RETAIL HOLDINGS, InC. (as successor to Macy's East, Inc.)

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: President

MACY'S DEPARTMENT STORES, INC. (as successor to Macy's West, Inc., Bullock's Inc. and Broadway Stores, Inc.)

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: President

FACS GROUP, INC.

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Vice President

EXHIBIT A

Assignment and Assumption Agreement

    THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made by and between GE Money Bank, a federally chartered savings bank ("Bank"), and Monogram Credit Services, LLC, a Delaware limited liability company ("Monogram", and together with Bank, the "Sellers" and each a "Seller"), and FDS Bank, a federally chartered stock savings bank (the "Purchaser"), pursuant to that certain Sale and Purchase Agreement dated as of April 4, 2006 (the "Purchase Agreement") between Sellers and Purchaser therein.

    1. Definitions. Capitalized terms contained in this Agreement and not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Purchase Agreement.

    2. Assignment of Acquired Assets. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers hereby sell, convey, assign, transfer and delivers to Purchaser, free and clear of any lien, pledge, security interest, securitization, participation, or other encumbrance of any kind, all good and valid right, title and interest in, to and under the Acquired Assets.

    3. Assumption of Liabilities. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby assumes and agrees to pay, perform, discharge and be bound by the Assumed Liabilities.

    4. Further Assurances. On and after the date hereof, Sellers shall, at Purchaser's request, execute, acknowledge and deliver all such acknowledgments and other instruments as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby.

    5. Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by Purchaser and Sellers or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition or breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

    6. Successor and Assigns. None of the rights or obligations of either party under this Agreement shall be assigned or transferred by any party without the prior written approval of the other party, except that either party hereto may assign any of its rights hereunder to any of its Affiliates with the prior written consent of the other party, such consent not to be unreasonably withheld, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    7. Entire Agreement. Notwithstanding any other provisions of this Agreement to the contrary, nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, and any of the obligations of Sellers or Purchaser set forth in the Purchase Agreement nor shall this Agreement expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Agreement is intended only to effect the transfer of certain property to be transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

    8. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal Laws of the State of New York excluding, to the greatest extent permissible by Law, any rule of Law that would cause the application of Laws of any jurisdiction other than the State of New York.

    9. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of _______, 2006.

GE MONEY BANK

By:
Name:
Title:

MONOGRAM CREDIT SERVICES, LLC
By: General Electric Capital Corporation, member

By:
Name:
Title:

FDS BANK

By:
Name:
Title: